UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 17, 2016
WESTBURY BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35871	46-1834307
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 South Main Street, West Bend, Wisconsin	53095
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:    (262) 334-5563

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On February 17, 2016, Westbury Bancorp, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. A total of 4,306,310 shares of the Company's common stock, par value $0.01 per share, were eligible and entitled to vote at the annual meeting and a total of 3,958,996 shares of such common stock were represented at the Annual Meeting. Stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.	The election of directors.

	For	Withheld	Broker Non-Votes

Russell E. Brandt	2,872,227	68,825	1,017,944

James L. Mohr	2,628,096	312,956	1,017,944

J.J. Ziegler	2,117,485	823,567	1,017,944

Each of the above persons was nominated for reelection by the Board of Directors and at the Annual Meeting each was elected to the Board for a three year term expiring at the 2019 Annual Meeting of Stockholders.

2.    The ratification of the appointment of RSM US LLP as independent registered public accounting firm of the Company for the fiscal year ending September 30, 2016.

For	Against	Abstain

3,900,261	15,141	43,594

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTBURY BANCORP, INC.
DATE: February 17, 2016	By:	/s/ Kirk J. Emerich
Kirk J. Emerich
Executive Vice President and Chief Financial Officer

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